 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019 adomani, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4740 Green River Road, Suite 106

Corona, California 92880

(Address of principal executive offices) (Zip Code)

(951) 407-9860

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

 Item 2.02        Results of Operations and Financial Condition.

On February 13, 2019, ADOMANI, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2018. The press release is being furnished as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 13, 2019, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) providing notification that in accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company is eligible for an additional 180 calendar day period, or until August 12, 2019, to regain compliance with the minimum $1.00 bid price per share requirement for continued listing on The NASDAQ Capital Market under NASDAQ’s Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Previously, on August 16, 2018, NASDAQ had notified the Company that it did not meet the Minimum Bid Price Requirement for continued listing on The NASDAQ Capital Market, and the Company was given until February 12, 2019 to regain compliance. The February 13, 2019 notification letter has no effect at this time on the listing of the Company’s common stock on The NASDAQ Capital Market or trading of the Company’s common stock.

The Staff’s determination in the February 13, 2019 notification letter was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The NASDAQ Capital Market with the exception of the Minimum Bid Price Requirement, and the Company’s written notice to NASDAQ of its intention to regain compliance by effecting a reverse stock split, if necessary. The Company may achieve compliance during this additional 180-day period if the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, but generally no more than 20 consecutive business days, before August 12, 2019.

If the Company chooses to implement a reverse stock split in order to regain compliance with the Minimum Bid Price Requirement, the Company must complete the split no later than 10 business days prior to August 12, 2019 in order to timely regain compliance. If the Company does not regain compliance by August 12, 2019, the Staff indicated that it will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal the Staff’s delisting determination to a NASDAQ Hearings Panel (“Panel”). The Company’s common stock would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal any delisting determination by the Staff to the Panel, that such appeal would be successful.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of ADOMANI, Inc., dated February 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOMANI, Inc.

Dated: February 13, 2019	By:	/s/ Michael K. Menerey
Michael K. Menerey
Chief Financial Officer